Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form F-3 of our report dated April 21, 2017 relating to the consolidated financial statements, which appears in ObsEva SA’s Annual Report on Form 20-F for the year ended December 31, 2016. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers SA

/s/ Michael Foley	/s/ Corinne Pointet Chambettaz

Geneva, Switzerland
March 1, 2018